Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13G with respect to the common stock, par value $0.001 per share, of Allena Pharmaceuticals, Inc., a Delaware corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 11, 2020

HBM BIOCAPITAL II LP

By:	/s/ Mathew Hague
Name:	Mathew Hague
Title:	Authorized Signatory

By:	/s/ Gunarathnam Gunasekaran
Name:	Gunarathnam Gunasekaran
Title:	Authorized Signatory

HBM BIOCAPITAL II MANAGEMENT LTD.

By:	/s/ Matthew Hague
Name:	Mathew Hague
Title:	Authorized Signatory

By:	/s/ Gunarathnam Gunasekaran
Name:	Gunarathnam Gunasekaran
Title:	Authorized Signatory

SIGNATURE PAGE TO JOINT FILING AGREEMENT (ALLENA PHARMACEUTICALS, INC.)